CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Financial Highlights" for John Hancock Small Cap Growth Fund (one of the funds comprising the John Hancock Series Trust) in the John Hancock Equity Funds Prospectus and "Independent Auditors" and "Financial Statements" in the John Hancock Small Cap Growth Fund Class A, Class B, Class C and Class I Shares Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 39 to the Registration Statement (Form N-1A, No. 2-75807) of our report dated December 3, 1999 on the financial statements and financial highlights of John Hancock Small Cap Growth Fund.



                                                  /s/ERNST & YOUNG LLP
                                                  --------------------
                                                  ERNST & YOUNG LLP

Boston, Massachusetts
February 23, 2000